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Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

October 22, 2018

ANGI Homeservices Inc.
14023 Denver West Parkway
Building 64
Golden, CO 80401

Re:	ANGI Homeservices Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to ANGI Homeservices Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the resale from time to time of up to 7,482,167 shares (the "Shares") of Class A Common Stock, par value $0.001 per share, of the Company to be sold by the selling stockholders named therein (the "Selling Stockholders"). We have been advised that the Shares were issued to the Selling Stockholders pursuant to the Agreement and Plan of Merger, dated as of September 29, 2018 (the "Merger Agreement"), by and among the Company, Hamlet Merger Sub, Inc., Handy Technologies, Inc. and Shareholder Representative Services LLC.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinion stated herein, we have examined and relied upon the following:

          (a)   the Registration Statement;

          (b)   an executed copy of the Merger Agreement;

          (c)   an executed copy of a certificate of Gregg Winiarski, Interim Chief Legal Officer of the Company, dated the date hereof (the "Officer's Certificate");

          (d)   a copy of the Company's Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of October 22, 2018, and certified pursuant to the Officer's Certificate;

          (e)   a copy of the Company's Amended and Restated Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Officer's Certificate; and

          (f)    a copy of certain resolutions of the Board of Directors of the Company, adopted on September 13, 2018, certified pursuant to the Officer's Certificate.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including those in the Officer's Certificate and the factual representations and warranties set forth in the Merger Agreement.

        We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL").

        Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

        In addition, in rendering the foregoing opinion we have assumed that (i) the Company received the consideration for the Shares set forth in the Merger Agreement and the applicable board resolutions and (ii) the issuance of the Shares has been registered in the Company's share registry.

        We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.1